EXHIBIT 10.1

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated October 25, 2011, is made and entered into on the terms and conditions hereinafter set forth, by and between NATIONAL HEALTHCARE CORPORATION, a Delaware corporation (the "Borrower"), and BANK OF AMERICA, N.A., a national banking association ("Lender").

RECITALS:

1.

Pursuant to a Credit Agreement dated as of October 30, 2007, by and between the Borrower and the Lender, as amended by First Amendment to Credit Agreement dated as of October 28, 2008, by and between the Borrower and the Lender, as amended by Second Amendment to Credit Agreement dated as of October 27, 2009, as amended by Third Amendment to Credit Agreement dated as of October 26, 2010, by and between the Borrower and the Lender (as the same heretofore has been or hereafter may be further amended, restated, supplemented, extended, renewed, replaced or otherwise modified from time to time, the "Credit Agreement"), the Lender agreed to make Loans to the Borrower and to issue Letters of Credit for the account of the Borrower, all as more specifically described in the Credit Agreement.

2.

The parties hereto desire to amend the Credit Agreement in certain respects as more particularly hereinafter set forth.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment of Section 1.1.  Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate locations according to alphabetical order, or by amending and restating existing definitions to read as indicated, as applicable:

"Applicable Rate" means, (a) in connection with computations of interest for Loans and Letters of Credit, a rate per annum equal to (i) 0.00% with respect to Base Rate Loans, (ii) 0.70% with respect to Eurodollar Rate Loans, and (iii) 0.70% with respect to Letters of Credit, and (b) in connection with computations of commitment fees, a rate per annum equal to fifteen one-hundredths of one percentage point (0.15%).

"Change in Law" means the occurrence, after the Fourth Amendment Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "Change in Law", regardless of the date enacted, adopted or issued.

"Fourth Amendment" means the Fourth Amendment to Credit Agreement dated October 25, 2011, by and between the Borrower and the Lender.

"Fourth Amendment Effective Date" means October 25, 2011.

"Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

"Maturity Date" means the later of (a) October 24, 2012 and (b) if maturity is extended pursuant to Section 2.12, such extended maturity date as determined pursuant to such Section.

2. Amendment of Section 2.04.  The first sentence of subsection (a) of Section 2.04 is hereby amended to add read as follows:

The Borrower may, upon notice to the Lender, at any time or from time to time voluntarily prepay any Loan in whole or in part without premium or penalty; provided that (i) such notice must be received by the Lender not later than 12:00 noon (A) three Business Days prior to any date of prepayment of a Eurodollar Rate Loan, and (B) on the date of prepayment of a Base Rate Loan; (ii) any prepayment of a Eurodollar Rate Loan shall be in a principal amount of  $250,000 or a whole multiple of $50,000 in excess thereof; (iii) any prepayment of a Base Rate Loan shall be in a principal amount of $100,000 or a whole multiple of $50,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding; and (iv) prepayments shall be accompanied by a prepayment fee if and to the extent required by the provisions of Schedule 2.04 (but without duplication of any amounts payable pursuant to Section 3.05) and otherwise subject to the provisions of Schedule 2.04.

3. Amendment of Section 3.04.  Section 3.04 is hereby amended to read as follows:

3.04 Increased Costs.

(a)

Increased Costs Generally.  If any Change in Law shall:

(i)

impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Lender (except any reserve requirement reflected in the Eurodollar Rate);

(ii)

subject the Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit or any Eurodollar Rate Loan, or change the basis of taxation of payments to the Lender in respect thereof (except for Taxes or Other Taxes as to which Section 3.01 shall govern); or

(iii)

impose on the Lender or the London interbank market any other condition, cost or expense affecting this Agreement or any Eurodollar Rate Loans or Letters of Credit;

and the result of any of the foregoing shall be to increase the cost to the Lender of making or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to the Lender of issuing or maintaining any Letter of Credit (or of maintaining its obligation to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or any other amount) then, upon request of the Lender, the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

(b)

Capital Requirements.  If the Lender determines that any Change in Law affecting the Lender, or any Lending Office of the Lender or the Lender's holding company, regarding capital requirements has or would have the effect of reducing the rate of return on the capital of the Lender or the Lender's holding company as a consequence of this Agreement, the Commitment, the Loans or Letters of Credit to a level below that which the Lender or the Lender's holding company could have achieved but for such Change in Law (taking into consideration the policies of the Lender and the Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender or the Lender's holding company for any such reduction suffered.

(c)

Certificates for Reimbursement.  A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)

Delay in Requests.  Failure or delay on the part of the Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of the Lender's right to demand such compensation, provided that the Borrower shall not be required to compensate the Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that the Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of the Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

4. Amendment of Section 5.13.  Section 5.13 is hereby amended by deleting the word "Third" in the first line and substituting in lieu thereof the word "Fourth".

5. Amendment of Section 7.02.  Subsection 7.02(b) is hereby amended by deleting the word "Third" in the two places in which it appears and substituting in lieu thereof the word "Fourth".

6. Amendment of Section 7.03.  Subsection 7.03(b) is hereby amended by deleting the word "Third" in the two places in which it appears and substituting in lieu thereof the word "Fourth".

7. Amendment of Section 7.06.  Subsection 7.06(e) is hereby amended by deleting the date "December 31, 2009" in the fourth line and substituting in lieu thereof the date "December 31, 2010".

8. Addition of Schedule 2.04.  The Credit Agreement is hereby amended by adding thereto Schedule 2.04 to this Amendment.

9. Amendment of Schedule 5.13.  Schedule 5.13 to the Credit Agreement is hereby replaced with Schedule 5.13 to this Amendment.

10. Conditions to Effectiveness.  This Amendment shall be effective only upon the satisfaction of the following conditions:

(a) the Borrower and the Lender shall have executed and delivered a counterpart of this Amendment;

(b) each of the representations and warranties of the Borrower contained in Section 8 shall be true and correct in all material respects as of the date as of which all of the other conditions contained in this Section 7 shall have been satisfied; and

(c)

the Lender shall have received such documents, instruments, certificates, opinions and approvals as it reasonably may have requested.

11. Representations and Warranties of the Borrower.  As an inducement to the Lender to enter into this Amendment, the Borrower hereby represents and warrants that, on and as of the date hereof, and taking into account the provisions hereof, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, except for (a) representations and warranties that expressly relate to an earlier date, which remain true and correct as of said earlier date, and (b) representations and warranties that have become untrue or incorrect solely because of changes permitted by the terms of the Credit Agreement and the other Loan Documents.

12. Effect of Amendment; Continuing Effectiveness of Credit Agreement and Loan Documents.

(a) Neither this Amendment nor any other indulgences that may have been granted to the Borrower by the Lender shall constitute a course of dealing or otherwise obligate the Lender to modify, expand or extend the agreements contained herein, to agree to any other amendments to the Credit Agreement or to grant any consent to, waiver of or indulgence with respect to any other noncompliance with any provision of the Loan Documents.

(b) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.  This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

(c) Any noncompliance by the Borrower with any of the covenants, terms, conditions or provisions of this Amendment shall constitute an Event of Default.

(d) Except to the extent amended or modified hereby, the Credit Agreement, the other Loan Documents and all terms, conditions and provisions thereof shall continue in full force and effect in all respects and shall be construed in accordance with the modifications of the Credit Agreement effected hereby.  Without limiting the generality of the foregoing, the Loan Documents and all of the Collateral described therein secure and shall continue to secure the payment of all Obligations, in each case taking into account the modifications of the Credit Agreement effected hereby.

13. Further Actions.  Each of the parties to this Amendment agrees that at any time and from time to time upon written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party reasonably may request in order to effect the intents and purposes of this Amendment.

14.

Counterparts.  This Amendment may be executed in multiple counterparts or copies, each of which shall be deemed an original hereof for all purposes.  One or more counterparts or copies of this Amendment may be executed by one or more of the parties hereto, and some different counterparts or copies executed by one or more of the other parties.  Each counterpart or copy hereof executed by any party hereto shall be binding upon the party executing same even though other parties may execute one or more different counterparts or copies, and all counterparts or copies hereof so executed shall constitute but one and the same agreement.  Each party hereto, by execution of one or more counterparts or copies hereof, expressly authorizes and directs any other party hereto to detach the signature pages and any corresponding acknowledgment, attestation, witness or similar pages relating thereto from any such counterpart or copy hereof executed by the authorizing party and affix same to one or more other identical counterparts or copies hereof so that upon execution of multiple counterparts or copies hereof by all parties hereto, there shall be one or more counterparts or copies hereof to which is(are) attached signature pages containing signatures of all parties hereto and any corresponding acknowledgment, attestation, witness or similar pages relating thereto.

15. Miscellaneous.

(a) This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of Tennessee, without reference to the conflicts or choice of law principles thereof.

(b) The headings in this Amendment and the usage herein of defined terms are for convenience of reference only, and shall not be construed as amplifying, limiting or otherwise affecting the substantive provisions hereof.

(c) All references herein to the preamble, the recitals or sections, paragraphs, subparagraphs, annexes or exhibits are to the preamble, recitals, sections, paragraphs, subparagraphs, annexes and exhibits of or to this Amendment unless otherwise specified.  The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Amendment, refer to this Amendment as a whole and not to any particular provision of this Amendment.

(d) Any reference herein to any instrument, document or agreement, by whatever terminology used, shall be deemed to include any and all amendments, modifications, supplements, extensions, renewals, substitutions and/or replacements thereof as the context may require.

(e) When used herein, (1) the singular shall include the plural, and vice versa, and the use of the masculine, feminine or neuter gender shall include all other genders, as appropriate, (2) "include", "includes" and "including" shall be deemed to be followed by "without limitation" regardless of whether such words or words of like import in fact follow same, and (3) unless the context clearly indicates otherwise, the disjunctive "or" shall include the conjunctive "and".

 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

[Remainder of Page Intentionally Left Blank;

Signature Page Follows]

[Signature Page to Fourth Amendment to Credit Agreement

(National HealthCare Corporation) dated October 25, 2011]

BORROWER:

NATIONAL HEALTHCARE CORPORATION

By: /s/ John K. Lines

Name: John K. Lines

Title: SVP, Secretary & General Counsel

LENDER:

BANK OF AMERICA, N.A.

By: /s/ H. Hope Walker

Name: H. Hope Walker

Title:  V.P.

SCHEDULE 2.04

PREPAYMENTS

(a)

[Reserved.]

(b)

Each prepayment, whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid, and if the prepayment is made during a Fixed Interest Rate Period, the prepayment fee described below.

(c)

The prepayment fee is intended to compensate the Lender for the funding costs of the prepaid credit, if any.  The prepayment fee will be determined by calculating the funding costs incurred by the Lender, based on the cost of funds at the time the interest rate was fixed, and subtracting the interest income which can be earned by the Lender by reinvesting the prepaid funds at the Reinvestment Rate.  The calculation is defined more fully below.

(d)

The "Fixed Interest Rate Period" is the period during which the interest rate in effect at the time of the prepayment does not change.  If the Fixed Interest Rate Period does not extend for the entire remaining life of the credit, then the following rules will apply:

(i)

For any portion of the prepaid principal for which the scheduled payment date is after the end of the Fixed Interest Rate Period, the prepayment fee for that portion shall be calculated based only on the period through the end of the Fixed Interest Rate Period, as described below.

(ii)

If a prepayment is made on a date on which the interest rate resets, then there will be no prepayment fee.

(e)

The prepayment fee calculation is made separately for each Prepaid Installment.  A "Prepaid Installment" is the amount of the prepaid principal that would have been due on a particular scheduled payment date (the "Scheduled Payment Date").  However, as explained in the preceding paragraph, all amounts of the credit which would have been paid after the end of the Fixed Interest Rate Period shall be considered a single Prepaid Installment with a Scheduled Payment Date (for the purposes of this calculation) equal to the last day of the Fixed Interest Rate Period.

(f)

The prepayment fee for a particular Prepaid Installment will be calculated as follows:

(i)

Calculate the monthly interest payments that would have accrued on the Prepaid Installment through the applicable Scheduled Payment Date, if the prepayment had not been made.  The interest payments will be calculated using the Original Cost of Funds Rate.

Schedule 2.04, p. 1

(ii)

Next, calculate the monthly interest income which could be earned on the Prepaid Installment if it were reinvested by the Lender at the Reinvestment Rate through the Scheduled Payment Date.

(iii)

Calculate the monthly differences of the amounts calculated in (i) minus the amounts calculated in (ii).

(iv)

If the remaining term of the Fixed Interest Rate Period is greater than one year, calculate the present value of the amounts calculated in (iii), using the Reinvestment Rate.  The result of the present value calculation is the prepayment fee for the Prepaid Installment.

(g)

Finally, the prepayment fees for all of the Prepaid Installments are added together.  The sum, if greater than zero, is the total prepayment fee due to the Lender.

(h)

The following definitions will apply to the calculation of the prepayment fee:

(i)

"Original Cost of Funds Rate" means the fixed interest rate per annum, determined solely by the Lender, at which the Lender would be able to borrow funds in the Bank Funding Markets for the duration of the Fixed Interest Rate Period in the amount of the prepaid principal and with a term, interest payment frequency, and principal repayment schedule matching the prepaid principal.

(ii)

 "Bank Funding Markets" means one or more wholesale funding markets available to the Lender, including the LIBOR, Eurodollar and SWAP markets as applicable and available, or such other appropriate money market as determined by the Lender in its sole discretion.

(iii)

"Reinvestment Rate" means the fixed rate per annum, determined solely by the Lender, as the rate at which the Lender would be able to reinvest funds in the amount of the Prepaid Installment in the Bank Funding Markets on the date of prepayment for a period of time approximating the period starting on the date of prepayment and ending on the Scheduled Payment Date.

(i)

The Original Cost of Funds Rate and the Reinvestment Rate are the Lender's estimates only, and the Lender is under no obligation to actually purchase or match funds for any transaction or reinvest any prepayment.  The Lender may adjust the Original Cost of Funds Rate and the Reinvestment Rate to reflect the compounding, accrual basis or other costs of the prepaid amount.  The rates shall include adjustments for reserve requirements, federal deposit insurance and any other similar adjustment which the Lender deems appropriate.  These rates are not fixed by or related in any way to any rate the Lender quotes or pays for deposits accepted through its branch system.

Schedule 2.04, p. 0

SCHEDULE 5.13

SUBSIDIARIES

AND OTHER EQUITY INVESTMENTS

Part (a).

Subsidiaries.

Subsidiaries of National HealthCare Corporation:

Company Name	State of Organization
City Corporation	TN
FMSC, Inc.	FL
NHC Delaware Investments Inc.	DE
NHC HealthCare/Lake City, Inc.	FL
NHC HealthCare/Pensacola, Inc.	FL
NHC/Delaware, Inc.	DE
NHC/OP, L.P.	DE

Subsidiaries of City Corporation:

Company Name	State of Organization
City Center L.P.	TN (1% General Partner Interest)
Premier Plus Insurance Company, Ltd.	Cayman Islands

Subsidiaries of NHC/Delaware, Inc.:

Company Name	State of Organization
National Healthcare Center of Fort Oglethorpe, L.P.	TN (1% General Partner Interest)
Nutritional Support Services, L.P.	TN (1% General Partner Interest)
NHC/OP, L.P.	DE (1% General Partner Interest)

Subsidiaries of NHC/OP, L.P.:

Company Name	State of Organization
National Health Realty, LLC	DE
Medical Personnel Services, LLC	TN
Solaris Hospice, LLC	SC
Nutritional Support Services, L.P.	TN
Premier Group Insurance Company	TN
NHC HealthCare/Anniston, LLC	AL
NHC Place/Anniston, LLC	AL
NHC HealthCare/Moulton, LLC	AL
NHC HealthCare/Coconut Creek, LLC	FL
NHC HealthCare/Orlando, LLC	FL
NHC HealthCare/Rossville, LLC	GA
NHC HealthCare/Glasgow, LLC	KY
NHC HealthCare/Madisonville, LLC	KY
NHC HealthCare/Desloge, LLC	MO
NHC HealthCare/Joplin, LLC	MO
NHC HealthCare/Kennett, LLC	MO
NHC Place/Lake St. Charles, LLC	MO
NHC HealthCare-Macon, LLC	MO
NHC HealthCare/Maryland Heights, LLC	MO
NHC HealthCare-Osage Beach, LLC	MO
NHC HealthCare-Springfield Missouri, LLC	MO
NHC HealthCare/St. Charles, LLC	MO
NHC HealthCare/West Plains, LLC	MO
NHC HealthCare/Town & Country, LLC	MO
NHC HealthCare/Aiken, LLC	SC
NHC HealthCare/Anderson, LLC	SC
NHC HealthCare/Bluffton, LLC	SC
NHC HealthCare-Charleston, LLC	SC
NHC HealthCare/Clinton, LLC	SC
NHC HealthCare/Garden City, LLC	SC
NHC HealthCare/Greenville, LLC	SC
NHC HealthCare/Greenwood, LLC	SC
NHC HealthCare/Laurens, LLC	SC
NHC HealthCare/Lexington, LLC	SC
NHC HealthCare/Mauldin, LLC	SC
NHC HealthCare/North Augusta, LLC	SC
NHC HealthCare/Parklane, LLC	SC
NHC Place-Charleston, LLC	SC
The Palmettos of Parklane, LLC	SC
AdamsPlace, LLC	TN
NHC HealthCare/Athens, LLC	TN
NHC HealthCare/Chattanooga, LLC	TN
NHC HealthCare/Columbia, LLC	TN
NHC HealthCare/Cool Springs, LLC	TN
NHC HealthCare/Dickson, LLC	TN
NHC HealthCare/Farragut, LLC	TN
NHC HealthCare/Franklin, LLC	TN
NHC HealthCare/Hendersonville, LLC	TN
NHC HealthCare/Hillview, LLC	TN
NHC HealthCare/Holston Hills, LLC	TN
NHC HealthCare/Johnson City, LLC	TN
NHC HealthCare/Knoxville, LLC	TN
NHC HealthCare/Lewisburg, LLC	TN
NHC HealthCare/McMinnville, LLC	TN
NHC HealthCare/Milan, LLC	TN
NHC HealthCare/Oakwood, LLC	TN
NHC HealthCare/Pulaski, LLC	TN
NHC HealthCare/Scott, LLC	TN
NHC HealthCare/Sequatchie, LLC	TN
NHC HealthCare/Smithville, LLC	TN
NHC HealthCare/Somerville, LLC	TN
NHC HealthCare/Sparta, LLC	TN
NHC HealthCare/Springfield, LLC	TN
NHC HealthCare/Tullahoma, LLC	TN
NHC HealthCare-Sumner, LLC	TN
Standifer Place Properties, LLC	TN
The Health Center of Hermitage, LLC	TN
The Health Center of Nashville, LLC	TN
NHC HealthCare/Bristol, LLC	VA
Arizona HealthCare Advisors, LLC	AZ
Hudson HealthCare Advisors, LLC	FL
Kansas HealthCare Advisors, LLC	KS
Kentucky HealthCare Advisors, LLC	KY
Massachusetts HealthCare Advisors, LLC	MA
Missouri HealthCare Advisors, LLC	MO
New Hampshire HealthCare Facilities Advisors, LLC	NH
NHC Homecare Missouri, LLC	MO
NHC Homecare-South Carolina, LLC	SC
South Carolina HealthCare Advisors, LLC	SC
Tennessee HealthCare Advisors, LLC	TN

Schedule 5.13, p. 3

Part (b).

Other Equity Investments.

Knoxville Health Care Center, LP	25% general partner (NHC/OP)
Caris HealthCare, LP	56.9% limited partner (NHC/OP)
National Hospice, Inc.	50% owned by NHC/OP
National HealthCare Center of Fort Oglethorpe, L.P.	99% limited partner (NHC/OP)
City Center L.P.	94.626% limited partner (NHC/OP)

Structure of National HealthCare Corporation

9/21/11

Public Shareholders
(13,804,505 common shares outstanding & 10,840,140 preferred shares outstanding)
Board of Directors
P. Abernathy - '12
E.G. Burgess - '14
L.C. Tucker - '13
R. G. Adams - '12
E. Hassan - '14
W.A. Adams - '14
R. F. LaRoche -'13
National HealthCare Corporation 1
[NYSE -Amex: NHC]
[100%]
City Corporation
[100%]
Premier Plus Ins. Co. Cayman Islands Corp. (licensed liability ins. corp.)
FMSC, Inc. (FL) (Non-income assets)
NHC Delaware Investments Inc.
NHC HealthCare/ Lake City, Inc.
NHC HealthCare/ Pensacola, Inc.
Nutritional Support Services, LP (Network Pharm.)
G.P. 1%
NHC/Delaware, Inc.1
L.P. 99%
G.P. 1%
G.P. 1%
City Center L.P.
94.626% L.P.
Premier Group Ins. (licensed in 11 states/workers comp)
L.P. 99%
NHC/OP, L.P. 1 & 2
L.P.
Swanson, 4.374%
Solaris Hospice, LLC
Medical Personnel Services, LLC
NHC Homecare Missouri, LLC
NHC Rehab (a wholly owned division)
National Health Realty, LLC
NHC Homecare - South Carolina, LLC
NHC Homecare (a wholly owned division)
25% G.P.
Fortress Corporation (a sub. of Covenant Health)
Knoxville Health Care Center, L.P.
25% G.P.
MRB & Associates, G.P.
50% L.P.
National Healthcare Center of Fort Oglethorpe, L.P.
99% L.P.
G.P.
NHC/Delaware, Inc., 1%
NHC HealthCare/___ LLC for AL, GA, KY, MO, SC, TN & VA; one LLC per center; Governing Body consists of 1) Administrator and 2) Sr. Regional V.P. (owned/leased centers) Single Member (or 99%)
(Name of State) HealthCare Advisors, LLC, Governing Body consists of 1) Sr. RVP and 2) Member's officers; Single member (or 99%)
Caris HealthCare, L.P. (56.9/42.6 Hospice J.V.) & 50/50 shareholder of its G.P., National Hospice, Inc.

- NOTES -

[1] Delaware entity

[2] During 2000 all leased centers were re-licensed in the name of separate LLCs, with NHC/OP, L.P. as member (100% or 99% with NHC/Delaware 1%)

Schedule 5.13, p. 0

SCHEDULE 7.02

EXISTING INVESTMENTS

Existing Investments in Subsidiaries identified in Part (a) of Schedule 5.13.

Investments		June 30, 2011
Premier Plus Insurance Company Not a guarantor Consolidates with NHC	Wholly owned subsidiary (Borrower)	$ 11,630,211 Investments eliminated in consolidation
Premier Group Insurance Company Not a guarantor Consolidates with NHC	Wholly owned subsidiary (NHC/OP)	2,700,000 Investments eliminated in consolidation
City Center, LP Not a guarantor Consolidates with NHC	1% general (City Corporation) and 94.626% limited (NHC/OP) partner	3,036,007 Investment eliminated in consolidation
NHC of Fort Oglethorpe, LP Not a guarantor Consolidates with NHC	1% general (NHC/Delaware, Inc.) and 99% limited (NHC/OP) partner	(2,203,607) Investment eliminated in consolidation
Nutritional Support Services, LP Not a guarantor Consolidates with NHC	1% general (NHC/Delaware, Inc.) and 99% limited (NHC/OP) partner	11,028,449 Investment eliminated in consolidation
Knoxville Health Care Center, LP Not a guarantor Recorded on equity method Does not consolidate with NHC	25% general partner (Borrower)	1,367,604
Caris HealthCare, LP Not a guarantor Recorded on equity method Does not consolidate with NHC	56.9% limited partner (NHC/OP)	14,313,548
National Hospice, Inc. General partner for Caris HealthCare, LP Not a guarantor Recorded on equity method Does not consolidate with NHC	50% owned by NHC/OP	270,718
Summerfield Development, LLC Not a guarantor Recorded on equity method Does not consolidate with NHC	11.11% member (NHC/OP)	47,972

Notes Receivable		June 30, 2011
Standifer Place, LLC	Chattanooga Health and Edu. Bonds (currently held by NHC/OP)	50,000
Ocoee Health Care Center	First mortgage (currently held by National Health Realty, LLC)	3,318,581
Sarasota Health Care	First mortgage (currently held by National Health Realty, LLC)	3,597,108
Castleton Health Care Center	Working capital loan (currently held by National Health Realty, LLC)	109,654
Brownsburg Health Care Center	First mortgage (currently held by National Health Realty, LLC)	4,912,590
Castleton Health Care Center	First mortgage (currently held by National Health Realty, LLC)	1,423,592
Plainfield Health Care Center	First mortgage (currently held by National Health Realty, LLC)	3,301,204
Castleton Health Care Center	Working capital loan (currently held by NHC/OP)	1,564,736
Plainfield Health Care Center	Working capital loan (currently held by NHC/OP)	1, 711,565
Brownsburg Health Care Center	Working capital loan (currently held by NHC/OP)	1,280,767
Standifer Place, LLC	Working capital loan (currently held by NHC/OP)	1,443,124
Osceola Health Care Center	First mortgage (currently held by Premier Plus)	7,922,741

Schedule 7.02, p. 0

SCHEDULE 7.03

EXISTING INDEBTEDNESS

Notes Payable by Obligor
National Health Corporation	Term note	10,000,000
Standifer Place, LLC	Chattanooga Health & Educational Facilities Bonds	50,000

Guarantees:
National Health Corporation	1988 ESOT Debt (National Health Investors, Inc.'s portion)	-0-

Schedule 7.03, p. 1